Exhibit 10.7

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), is entered into as of July 30, 2023, by and among Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), Keyarch Acquisition Corporation, a Cayman Islands exempted company (“SPAC”) and Zooz Power Ltd., an Israeli company (the “Company”). The Sponsor, SPAC, and the Company are sometimes collectively referred to herein as the “Parties”, and each of them is sometimes individually referred to herein as a “Party”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement referenced below.

WHEREAS, concurrently with the Parties’ execution and delivery of this Agreement, (i) SPAC, (ii) the Company, (iii) Zooz Power Cayman, a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Merger Sub”), and (iv) the Sponsor, in the capacity as the SPAC Representative thereunder (the “SPAC Representative”), are parties to that certain Business Combination Agreement, dated as of July 30, 2023 (as it may be amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into SPAC, with SPAC continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, as of the date hereof, Sponsor owns 2,875,000 shares of SPAC Class B Shares (all such shares of SPAC Class B Shares and SPAC Shares of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company and SPAC to enter into the Business Combination Agreement, Sponsor is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Sponsor, the Company, and SPAC hereby agree as follows:

1. Agreement to Vote. Sponsor, with respect to the Shares, hereby unconditionally and irrevocably agrees (and unconditionally and irrevocably agrees to execute such documents or certificates evidencing such agreement as SPAC and/or the Company may reasonably request in connection therewith) to be present for and vote at the Extraordinary General Meeting and any meeting of the shareholders of SPAC (whether annual or special and whether or not an adjourned or postponed meeting) or any class or series thereof, and in any action by written consent or resolutions of the shareholders of SPAC, or to execute voting cards or voting in any other means, or powers of attorney or similar rights to vote, or file with the SPAC Company any “position statement” to approve the Business Combination Agreement and any other ancillary documents requiring shareholder approval the form of which is attached as an exhibit to the Business Combination Agreement on the date of execution thereof or otherwise, all of the Shares (a) in favor of the approval and adoption of the Business Combination Agreement, the transactions contemplated by the Business Combination Agreement and this Agreement in accordance with that certain letter agreement, dated as of January 24, 2022, by and among SPAC, the Sponsor and certain directors and officers of the SPAC (the “Insider Letter”), (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement and considered and voted upon by the shareholders of SPAC (including the SPAC Shareholder Approval Matters), (c) for the appointment, and designation of classes, of the members of the Post-Closing Board, (d) such other matters as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger, (e) the adjournment of any such meeting of the shareholders or any class or series thereof, if necessary or desirable in the reasonable determination of the Company and the SPAC (f) against (i) any action, agreement or transaction (other than the Business Combination Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC or Merger Sub under the Business Combination Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Business Combination Agreement from being consummated, (ii) any and all other proposals that could reasonably be expected to materially delay or impair the ability of the SPAC or the Company to consummate the Merger, the Business Combination Agreement or any of the transactions contemplated thereunder, or (iii) which are in competition with or materially inconsistent with the Business Combination Agreement or any other action or proposal involving the SPAC or the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated under the Business Combination Agreement or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled. Sponsor acknowledges receipt and review of a copy of the Business Combination Agreement. The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. In furtherance of, and without limiting the generality of, the foregoing, the Sponsor hereby further agrees not to exercise any right to redeem any SPAC Shares for a pro rata portion of the Trust Account. The obligations of the Sponsor hereunder shall apply whether or not the SPAC board of directors or other governing body or any committee, subcommittee or subgroup thereof recommends approval of the Merger, and related transactions to consummate the Merger, whether or not the SPAC board of directors or other governing body or any committee, subcommittee or subgroup thereof changes, withdraws, withholds, qualifies or modifies, or publicly proposes to change, withdraw, withhold, qualify or modify, the SPAC board of directors’ recommendation to its stockholders. Sponsor shall not except as contemplated by the Business Combination Agreement or the Ancillary Documents, request that the SPAC add to the agenda of any general meeting of the shareholders relating to the approval of the Merger, the Business Combination Agreement or any of the transactions contemplated under the Business Combination Agreement, any proposal which contradicts or is otherwise inconsistent with the Merger, the Business Combination Agreement or any of the transactions contemplated under the Business Combination Agreement or which is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated under the Business Combination Agreement or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled.

2. Transfer of Shares. Sponsor agrees that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the Business Combination Agreement and in accordance with the Insider Letter, (a) lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, assign, transfer (including by operation of law), redeem, lien, pledge, distribute, dispose, pledge, hypothecate, donate, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or otherwise dispose of or otherwise encumber any of the Shares (each, a “transfer”) or enter into any contract, option, with respect to, or consent to, a transfer, or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option (including the granting of any option, right or warrant to purchase) or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law), redemption or other disposition of transfer of any Shares (unless the transferee agrees to be bound by this Agreement and the Company has given its prior written consent to such transfer) or (d) take any action that would have the effect of preventing, disabling, impeding, interfering with or adversely affecting Sponsor from performing its obligations hereunder.

3. Waiver. Sponsor hereby waives (and agrees to execute such documents or certificates evidencing such waiver as SPAC and/or Company may reasonably request) any adjustment to the conversion ratio set forth in the certificate of incorporation of SPAC of any other anti-dilution or similar protection with respect to the SPAC Class B Shares and the SPAC Class A Shares (whether resulting from the transactions contemplated hereby, by the Business Combination Agreement or Ancillary Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby).

4. Compliance with Business Combination Agreement. Sponsor further agrees that Sponsor shall use its commercially reasonable efforts to cooperate with the SPAC and the Company to effect the Merger and the Transactions.

5. Registration Statement; Company General Meeting Notice. Sponsor agrees to provide to the Company, SPAC and their respective Representatives any information regarding Sponsor that is required for inclusion in the Registration Statement, in the Company General Meeting Notice, the Israeli Prospectus (and any amendments or supplements to any of the foregoing, including to any correspondence with the SEC, NASDAQ, ISA and/or TASE) or in any other filing that the Company and/or SPAC are required to furnish with the SEC, NASDAQ, ISA and/or TASE (including all documents and schedules filed with the SEC, NASDAQ, ISA and/or TASE in connection with the foregoing).

6. Publicity. Sponsor shall not issue any press release or otherwise make any public statements with respect to the transactions contemplated under the Business Combination Agreement or the transactions contemplated herein without the prior written approval of SPAC and the Company. Sponsor understands that, prior to the announcement by SPAC and the Company, the Business Combination Agreement and related agreements and the transactions contemplated under the Business Combination Agreement and the terms thereof constitute material non-public information and may not be used or disclosed by the Sponsor. Sponsor hereby authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, TASE, ISA or Nasdaq or the Registration Statement, the 1934 Act Registration Statement, in any general meeting notice, in the Israeli Prospectus (and to any amendments or supplements to any of the foregoing, including to any correspondence with the SEC, NASDAQ, ISA and/or TASE) or in any other filing that the Company and/or SPAC are required to furnish with the SEC, NASDAQ, ISA and/or TASE (including all documents and schedules filed with the SEC, NASDAQ, ISA and/or TASE in connection with the foregoing), Sponsor’s identity and ownership of the Shares and the nature of Sponsor’s commitments and agreements under this Agreement, the Business Combination Agreement and any other ancillary documents.

7. Representations and Warranties. Sponsor represents and warrants for and on behalf of itself to SPAC and the Company as follows:

(a) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Sponsor) or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

(b) Sponsor owns of record and has good, valid and marketable title to the Shares free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of Sponsor) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver such Shares, and Sponsor does not own, directly or indirectly, any other Shares.

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Sponsor.

(d) There is no Legal Proceeding pending against the Sponsor before any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e) Except as disclosed in Section 2.16 of the Business Combination Agreement, no financial advisor, investment banker, broker or finder is entitled to any fee or commission in connection with the Business Combination Agreement or the Closing, in each case, based upon any agreement or arrangement made by, or, to the knowledge of the Sponsor, on behalf of, the Sponsor for which SPAC or the Company or any of the Company’s Subsidiaries would have any obligation.

(f) Except as disclosed in the prospectus, dated January 26, 2022, filed in connection with SPAC’s initial public offering or any subsequent SEC filings, neither the Sponsor nor any of its Affiliates is party to, or has any rights with respect to or arising from, any material Contract with SPAC or any of its Subsidiaries.

(g) The Sponsor understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

8. Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Business Combination Agreement in accordance with its terms; or (c) the mutual agreement of the Company, the Sponsor and SPAC. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of, or fraud committed in connection with, this Agreement prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 8 shall survive the termination of this Agreement.

9. Miscellaneous.

(a) The provisions set forth in each of Sections 10.13 (Counterparts), 10.12 (/Interpretation), 10.8 (Severability), 10.6 (Waiver of Jury Trial), 10.5 (Governing Law; Jurisdiction), and 10.4 (Arbitration) of the Business Combination Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

(b) Except as otherwise provided herein or in the Business Combination Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(c) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(c)):

If to SPAC or Sponsor, to:

Keyarch Acquisition Corporation

275 Madison Avenue, 39th Floor

New York, New York 10016

Attn: Kai Xiong

Email:

with copies to (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Stuart Neuhauser, Esq.
          Matthew A. Gray, Esq.
Facsimile No.:
Telephone No.:
Email:

If to the Company, to:

Zooz Power Ltd.

Attn: Ruth Smadja
Facsimile No.:
Telephone No.:

Email:

with a copy to:

Shibolet & Co.

4 Yitzhak Sadeh St. Tel Aviv 6777504

Attn: Ofer Ben-Yehuda

Telephone No.:

Email:

(d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(e) This Agreement, the Business Combination Agreement, the Insider Letter and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise). This Agreement may not be amended or modified in any respect, except by a written agreement executed by all of the parties hereto.

(f) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(h) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(i) This Agreement shall not be effective or binding upon Sponsor until such time as the Business Combination Agreement is executed by each of the parties thereto.

(j) If, and as often as, there are any changes in SPAC or the SPAC Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required and are agreed upon by the parties so that the rights, privileges, duties and obligations hereunder shall continue with respect to SPAC, Sponsor and the Shares as so changed.

(k) Confidentiality. Without derogating from any other confidentiality obligation pursuant to any applicable agreement or law, or the provisions of Section 6 above the Sponsor (including its affiliates, directors, partners, officers, investors, employees and agents) agrees to retain in strict confidence the existence and terms of this Agreement, the negotiations between the Company and SPAC, any information related to the Business Combination Agreement and the Transactions and all non-public information related to the Company, the SPAC and the SPAC identity, and further agrees that it will not disclose to any third party, or permit the use or disclosure to any third party of such information or any information obtained from or revealed hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPAC:

KEYARCH ACQUISITION CORPORATION

By:	/s/ Dr. Kai Xiong
	Name:	Dr. Kai Xiong
	Title:	Authorized Signatory

The Company:

ZOOZ POWER LTD.

By:	/s/ Avi Cohen
	Name:	Avi Cohen
	Title:	Chairman of Directors

Sponsor:

KEYARCH GLOBAL SPONSOR LIMITED

By:	/s/ Dr. Kai Xiong
	Name:	Dr. Kai Xiong
	Title:	Authorized Signatory

[Signature Page to Sponsor Support Agreement]